Exhibit 99.1

      Ark Restaurants Announces First Quarter Financial Results

    NEW YORK--(BUSINESS WIRE)--Feb. 13, 2006--Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended December 31, 2005.
    Total revenues from continuing operations for the three-month period ended December 31, 2005 were $27,362,000 versus $26,683,000 in the three months ended January 1, 2005.
    Beginning with this quarter, the Company became subject to SFAS No. 123(R), "Share-Based Payment", issued by the Financial Accounting Standards Board. SFAS No. 123(R) requires that the Company expense costs related to share-based payment transactions with employees. With limited exceptions, SFAS No. 123(R) requires that the fair value of share-based payments to employees be expensed over their vesting period. By becoming subject to SFAS No. 123(R), the Company was required to recognize $187,000 of additional compensation expense during the quarter which resulted in a non-cash reduction in EBITDA of $187,000 and a non-cash reduction in earnings per share of 3 1/2 cents during the three-month period ended December 31, 2005 as compared to the same three-month period last year.
    EBITDA from continuing operations for the three-month period ended December 31, 2005 was $2,561,000 versus $2,662,000 during the same three-month period last year. The Company's income from continuing operations for the three-month period ended December 31, 2005 was $1,192,000, or $0.34 per share ($0.34 per diluted share), as compared to $1,325,000, or $0.39 per share ($0.38 per diluted share), for the same three-month period last year. The tax rate for this quarter was 34% compared to 29% in last year's comparable period.
    Compared to last year's first quarter, Company-wide same store sales increased 2.3%. Compared to the same period last year, same store sales in the Company's Washington D.C. operations increased by 3.3%, same store sales in the Company's New York City operations increased by 13.3% and same store sales in the Company's Las Vegas operations decreased by 3.0%. Sales from the Company's Las Vegas operations represented 56% of the Company's total sales during the three-month period ended December 31, 2005.
    As of December 31, 2005, the Company had no debt and a cash balance of $3,381,000.
    Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated "The performance of our operations in New York City and Washington, D.C., as well as Florida, remained strong. In Las Vegas, the results of our operations at the New York-New York Hotel & Casino were basically flat while the results of our operations at the Venetian Casino Resort during the quarter were quite disappointing."
    The Company will broadcast its conference call to discuss first quarter results over the Internet. The broadcast will be held on Tuesday, February 14, 2006 at 10:00 a.m. Eastern Time. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.

    The dial-in numbers to participate in the conference call are:

                      Toll-Free - 1-866-425-6191

                  Toll/International - 1-973-935-2981

    Ark Restaurants owns and operates 23 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Eight restaurants are located in New York City, four are located in Washington, D.C., nine are located in Las Vegas, Nevada, and two are located in Atlantic City, New Jersey. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino.

    Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.

                        ARK RESTAURANTS CORP.
                    Consolidated Income Statement
 For the 13 week periods ended December 31, 2005 and January 1, 2005
               (In Thousands, Except per share amounts)
----------------------------------------------------------------------


                                         13 weeks ended 13 weeks ended
                                           December 31,    January 1,
                                               2005           2005
                                          -------------  -------------

TOTAL REVENUES                           $      27,362  $      26,683

COST AND EXPENSES:

Food and beverage cost of sales                  6,697          6,662
Payroll expenses                                 8,940          8,581
Occupancy expenses                               4,232          4,041
Other operating costs and expenses               3,420          2,986
General and administrative expenses              1,722          1,820
Depreciation and amortization expenses             780            821
                                          -------------  -------------

  Total costs and expenses                      25,791         24,911
                                          -------------  -------------

OPERATING INCOME                                 1,571          1,772
                                          -------------  -------------

OTHER INCOME:

Interest income                                    (25)           (25)
Other income                                      (210)           (69)
                                          -------------  -------------
  Total other income                              (235)           (94)
                                          -------------  -------------

Income from continuing operations
  before income taxes                            1,806          1,866

Provision for income taxes                         614            541
                                          -------------  -------------

Income from continuing operations                1,192          1,325
                                          -------------  -------------

DISCONTINUED OPERATIONS:
Loss from operations of discontinued
 restaurants                                      (418)          (199)

Benefit for income taxes                          (142)           (58)
                                          -------------  -------------

Loss from discontinued operations                 (276)          (141)
                                          -------------  -------------

NET INCOME                               $         916  $       1,184
                                          =============  =============


PER SHARE INFORMATION - BASIC AND DILUTED:

Continuing operations basic              $         .34  $         .39
Discontinued operations basic            $        (.08) $        (.04)
                                          -------------  -------------
Net basic                                $         .26  $         .35
                                          =============  =============

Continuing operations diluted            $         .34  $         .38
Discontinued operations diluted          $        (.08) $        (.04)
                                          -------------  -------------
Net diluted                              $         .26  $         .34
                                          =============  =============


WEIGHTED AVERAGE NUMBER OF SHARES-BASIC          3,462          3,395
                                          =============  =============

WEIGHTED AVERAGE NUMBER OF SHARES-
 DILUTED                                         3,546          3,533
                                          =============  =============

Continuing Operations EBITDA
 Reconciliation
Pre tax earnings                         $       1,806  $       1,866
Depreciation and amortization                      780            821
Interest                                           (25)           (25)
                                          -------------  -------------

EBITDA (a)                               $       2,561  $       2,662
                                          =============  =============

 (a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.

    CONTACT: Ark Restaurants Corp.
             Robert Towers, 212-206-8800
             bob@arkrestaurants.com